UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

MERISEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-17156	95-4172359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer identification No.)

127 West 30th Street New York, NY 10001	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

1. Crush Creative, Inc. Transaction. On July 6, 2005, a wholly-owned subsidiary (the “Company”) of Merisel, Inc., a Delaware corporation (“Merisel”) signed a definitive purchase agreement to acquire substantially all of the assets of Crush Creative, Inc. (“Crush”). Crush is a California-based commercial graphic communication and imaging company that provides digital retouching services, large format digital photographic output, inkjet and digital printing services, photo-finishing and exhibits and display solutions. The purchase price consists of $7,000,000 in cash and an additional amount of up to approximately $2,500,000 over a four-year period commencing June 30, 2005, provided Crush’s EBITDA, net of excess capital expenditures, exceeds certain agreed upon thresholds. The Company will assume certain obligations for borrowed money and capital lease obligations of Crush in the approximate aggregate amount of $2,500,000 plus certain trade accruals and trade payables of Crush. The aggregate cash consideration to be paid to Crush will be subject to adjustment based on the difference, if any, between the net working capital and tangible net worth of assumed assets and liabilities at closing and certain agreed upon target amounts. A portion of the cash consideration payable is expected to be held in escrow until certain agreed release dates.

This acquisition is expected to close during the third quarter of 2005. Consummation of the acquisition contemplated by the purchase agreement remains subject to a number of closing conditions, including receipt of consents to the assignment of material contracts, governmental consents to the transactions, delivery of all permits and licenses required for the continuation of the business, renegotiation or replacement of assumed debt obligations, completion of satisfactory due diligence, delivery of certain audited financial statements, delivery of certain legal opinions, delivery of consents required for the Company to assume certain benefit plans, internal controls, seller’s achievement of certain agreed upon minimum EBITDA, net working capital, net assets and minimum cash thresholds, completion of a transfer pricing agreement between Crush and Merisel affiliates, and the satisfaction or waiver of other customary closing conditions. The purchase agreement may be terminated by mutual agreement or by either party in the event that the other party has materially breached their representations, warranties or covenants thereunder or the closing conditions set forth therein are not waived or satisfied by the parties in accordance with their terms on or prior to September 30, 2005 or if a final, non-appealable court order, decree or judgment is rendered against any party enjoining or declaring illegal the transactions contemplated thereunder. There can be no assurance that the closing conditions will be satisfied or that this transaction will be consummated.

The purchase agreement contains customary representations and warranties common to the acquisitions of the kind contemplated thereby. The selling company and its shareholders have agreed to indemnify the Company for any and all breaches of such selling company’s and shareholders’ breaches of representations, warranties and covenants and liabilities incurred but not assumed by the Company under the purchase agreement, in each case, for various time periods and, in some cases, up to certain dollar limitations.

Upon the closing of the acquisitions, certain of Crush’s employees will enter into employment agreements with the Company. In addition, Crush and its shareholders, will enter into non-competition, confidentiality and non-solicitation agreements.

The press release of the Company, dated July 6, 2005, announcing the signing of the purchase agreements is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

2. Risk Factors. The acquisition of Crush will expose Merisel to certain risks relating to that business which will affect the future operations and performance of Merisel on a consolidated basis and the trading price of its stock. These risks include the following:

Past financial results are not necessarily meaningful indicators of future operating results

Merisel believes that the past financial results of each Merisel and Crush are not necessarily meaningful indicators of the future operating results of the combined company and should not be relied on as an indication of future performance. Merisel’s quarterly operating results have varied substantially in the past and those of the combined company may vary substantially in the future depending upon a number of factors including those described in this report, including many that are beyond the combined company’s control. Merisel cannot be certain that it will successfully manage these risks or that the business strategy of the combined company will be successful. If the combined company fails to adequately address any one or more of these risks or difficulties, its business would likely suffer.

Crush and Merisel have experienced losses in the past, and the combined company may experience losses in the future

Crush and Merisel have experienced losses in the past. Merisel expects that the combined company, will continue to incur significant selling, general and administrative expenses. As a result, the combined company will need to generate significant revenue and gross profit to maintain profitability. Merisel cannot be certain that it will achieve and maintain profitability in the future. Any decline in revenue and gross profit as the combined company implements its product and distribution strategies would adversely affect its business.

Crush’s internal controls are not of a caliber typical of public companies and their revenue and operating results may be materially different than currently reported

Crush does not have the internal controls required of a public company. Effective controls are necessary for Crush to provide reliable financial reports and effectively prevent fraud. If Crush cannot provide reliable financial reports or prevent fraud, its goodwill and operating results could be harmed. Any failure to implement required internal controls, or difficulties encountered in their implementation, could harm Crush’s operating results or cause Merisel to fail to meet its reporting obligations. Inadequate internal controls could also cause investors to lose confidence in Merisel’s reported financial information, which could adversely affect the trading price of Merisel’s stock.

Crush’s financial statements have not been audited by independent accountants

Crush’s financial statements have not been audited and there is a possibility that the audit which will be reported after signing of the transaction will result in financial results materially different from Crush’s unaudited results.

Crush’s performance is dependent upon its senior management and key sales personnel

Crush is dependent upon the performance of members of its senior management and its key sales personnel. If Crush were to lose the services of its senior management, such a loss could have a material adverse effect on the business and therefore on the financial performance of Merisel.

Crush does not have long-term agreements with customers

Crush’s business is generally characterized by individual orders from clients on a project-by-project basis rather than long-term supply contracts. Continued engagements for successive jobs are primarily dependent upon the client’s satisfaction with products and services previously provided. Crush has not established long-standing relationships with their clients. Crush believes its reputation for quality service is excellent. Crush is not able to predict with certainty the volume of its business in the near or distant future. Accordingly, a failure to adjust Crush’s operations due to changing market conditions or failure to accurately estimate demand for its products and services could adversely affect its operating results.

If Crush is unable to rapidly and successfully develop new ways of providing services and new products, some of its services or products may become obsolete and its operating results could suffer

Crush’s services and the equipment that it employs in delivering its services and products and the equipment that it employs for the manufacturing of such products are subject to rapid technological change and rapid obsolescence. The success of Crush has in part depended on its ability to develop and exploit emerging technologies in the digital imaging industry. New technologies may also have the effect of lessening Crush’s current technological advantages. Crush’s business may be adversely affected if it is unable to keep pace with relevant changes or if the technologies that it adopts do not receive widespread market acceptance. Any such adverse effect on the Company’s business could adversely impact the financial performance of Merisel.

Crush’s industry is highly competitive and Crush may not be able to effectively compete

The market for digital imaging services is highly fragmented, with national and regional participants. Crush faces, and will continue to face, competition in its business from many sources, including national and regional companies, some of which have greater financial, marketing and other resources than Crush. In addition, many local and regional firms specializing in particular industry segments compete on the basis of established long-term relationships or specialized knowledge of such segments. The introduction of new technologies may also lead to increased in-house production of digital imaging work by Crush’s clients, or create lower barriers to entry so as to permit other firms to provide competing products and services. There can be no assurance that competitors will not introduce services or products that achieve greater market acceptance than, or are technologically superior to, Crush’s product and service offerings. Competitors and future competitors have or may have more extensive digital imaging, commercial prototype or other capabilities, more extensive experience and greater financial, marketing and other resources than Crush. This increased competition may intensify pressure on Merisel’s pricing model and could have a material adverse effect on Merisel’s revenues.

The integration process may disrupt the combined company’s business, operations and internal resources

The integration of Crush and Merisel will be complex, time-consuming and expensive and may disrupt the combined company’s business and operations. In addition, the integration process may strain the combined company’s financial and managerial controls and reporting systems and procedures. This may result in the diversion of management and financial resources from the combined company’s core business objectives. There can be no assurance that Crush and Merisel will successfully integrate or that the combined company will realize any of the anticipated benefits of the acquisition.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press release of Merisel, Inc. dated July 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERISEL, INC.

Date: July 7, 2005	By:	/s/ Allyson Vanderford
	Name:	Allyson Vanderford
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.1     Press release of Merisel, Inc. dated July 6, 2005